Exhibit 99.1

      NVIDIA REPORTS OPERATING RESULTS FOR SECOND QUARTER FISCAL YEAR 2004

       Strong Product Leadership Drives 13.5 Percent Quarter-Over-Quarter
                                 Revenue Growth

SANTA CLARA, CA. - August 7, 2003 - NVIDIA(R) Corporation (Nasdaq: NVDA) today reported financial results for the second quarter of fiscal 2004 ended July 27, 2003.

      For the second quarter of fiscal 2004, revenue increased to $459.8 million, compared to $427.3 million for the second quarter of fiscal 2003, an increase of 8 percent. Net income for the second quarter of fiscal 2004 was $24.2 million, or $0.14 per diluted share, compared to net income of $5.3 million, or $0.03 per diluted share, for the second quarter of fiscal 2003.

      Revenue for the six months ended July 27, 2003 was $864.8 million, compared to revenue of $1.01 billion for the six months ended July 28, 2002. Net income for the six months ended July 27, 2003 was $43.9 million, or $0.26 per diluted share, compared to net income of $88.5 million, or $0.51 per diluted share, for the six months ended July 28, 2002.

      "The broad adoption of our new FX family of GPUs in the desktop, notebook, workstation, and media center segments is driving our revenue growth," stated Jen-Hsun Huang, president and CEO of NVIDIA. "The FX GPUs were designed to bring Cinematic Computing to every platform and segment we serve, and as a result, NVIDIA has the strongest GPU offering available in the market today."

      "Earlier this week, we announced our acquisition of MediaQ, the leading provider of graphics and multimedia technology for wireless mobile devices," added Huang. "With our combined strengths, we are in a terrific position to deliver rich media experiences in the three most important visual computing platforms - personal computers, digital consumer electronics and handhelds."

      NVIDIA will conduct a conference call with analysts and investors to discuss its second quarter fiscal 2004 financial results and current financial prospects today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern
      Time). To listen to the call, please visit the Investor Relations section of the NVIDIA web site at http://www.nvidia.com/ir. A live web cast (listen-only mode) of the conference call will be held at the NVIDIA investor relations website and at http://www.streetevents.com. The web cast will be recorded and available for replay until the Company's conference call to discuss its financial results for its third quarter fiscal 2004.

About NVIDIA

            NVIDIA Corporation is a market leader in visual computing technology dedicated to creating products that enhance the interactive experience on consumer and professional computing platforms. Its graphics and communications processors have broad market reach and are incorporated into a wide variety of computing platforms, including consumer digital-media PCs, enterprise PCs, professional workstations, digital content creation systems, notebook PCs, military navigation systems and video games consoles. NVIDIA is headquartered in Santa Clara, California and employs more than 1,600 people worldwide. For more information, visit the Company's web site at www.nvidia.com.

      Certain statements in this press release regarding earnings in the second quarter of fiscal 2004, including the statements relating to the Company's expectations for NVIDIA's family of products and expectations of market position and growth, are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Such risks and uncertainties include, but are not limited to, manufacturing and other delays relating to new products, difficulties in the fabrication process and dependence of the Company on third-party manufacturers, general industry trends including cyclical trends in the PC and semiconductor industries, manufacturing costs and the pricing of components such as memory, the impact of competitive products and pricing alternatives, changes in industry standards and interfaces, market acceptance of the Company's new products, the Company's dependence on third-party developers and publishers and the impact of litigation and other proceedings. Investors are advised to read the Company's Annual Report on Form 10-K filed on April 25, 2003, particularly those sections entitled "Business Risks," for a fuller discussion of these and other risks and uncertainties.

                               NVIDIA CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                          Three Months Ended                   Six Months Ended
                                                                       July 27,         July 28,         July 27,          July 28,
                                                                         2003             2002             2003              2002
                                                                       --------         --------         --------         ----------
Revenue                                                                $459,774         $427,285         $864,757         $1,010,190

Cost of revenue                                                         329,800          327,983          608,215            703,723
                                                                       --------         --------         --------         ----------
Gross profit                                                            129,974           99,302          256,542            306,467

Operating expenses:

  Research and development                                               65,620           57,229          124,930            109,721

  Sales, general and administrative                                      39,722           35,908           80,632             73,390
                                                                       --------         --------         --------         ----------
    Total operating expenses                                            105,342           93,137          205,562            183,111
                                                                       --------         --------         --------         ----------
Operating income                                                         24,632            6,165           50,980            123,356

Interest and other income, net                                            2,029            1,340            3,891              3,071
                                                                       --------         --------         --------         ----------
Income before income tax expense                                         26,661            7,505           54,871            126,427

Income tax expense (A)                                                    2,511            2,251           10,974             37,928
                                                                       --------         --------         --------         ----------
Net income                                                             $ 24,150         $  5,254         $ 43,897         $   88,499
                                                                       ========         ========         ========         ==========
Basic net income per share                                             $   0.15         $   0.03         $   0.28         $     0.58
                                                                       ========         ========         ========         ==========
Diluted net income per share                                           $   0.14         $   0.03         $   0.26         $     0.51
                                                                       ========         ========         ========         ==========
Shares used in basic per share computation                              160,077          152,296          159,350            151,490

Shares used in diluted per share computation                            174,551          168,770          170,653            172,628

--------------------------------------------------------------------------------
(A) The effective income tax rate for the three and six months ended July 27, 2003 was 9.4% and 20%, respectively. The effective income tax rate for the three and six months ended July 28, 2002 was 30%.

                               NVIDIA CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                        July 27,     January 26,
                                                          2003          2003
                                                       ----------    -----------
ASSETS

Current assets:
  Cash, cash equivalents and marketable
    securities                                         $1,011,587     $1,028,413
  Accounts receivable, net                                190,213        154,501
  Inventories                                             217,859        145,046
  Prepaid and other current assets                         15,135         12,393
  Prepaid and deferred taxes                               11,249         11,249
                                                       ----------     ----------
       Total current assets                             1,446,043      1,351,602

Property and equipment, net                               198,945        135,152
Deposits and other assets                                  12,720         10,473
Prepaid and deferred taxes                                 43,317         43,317
Goodwill                                                   55,139         54,227
Intangible assets, net                                     23,949         22,244
                                                       ----------     ----------
       Total assets                                    $1,780,113     $1,617,015
                                                       ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                     $  282,397     $  141,129
  Accrued liabilities                                     183,196        228,467
  Current portion of note and
    capital lease obligations                               6,528          5,676
  Interest payable                                          4,117          4,176
                                                       ----------     ----------
       Total current liabilities                          476,238        379,448

Capital lease obligations, less
  current portion                                           3,522          4,880
Long-term convertible debenture                           300,000        300,000
Long-term liabilities                                       4,500             --

Stockholders' equity                                      995,853        932,687
                                                       ----------     ----------
       Total liabilities and
         stockholders' equity                          $1,780,113     $1,617,015
                                                       ==========     ==========